United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2009
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Blvd., South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)-(d) and (f) Not applicable.
(e) On May 28, 2009, William N. Shiebler was elected by the other members of the Board as Chairman of the Board of Directors of OXiGENE, Inc. (the “Company”), following his re-election to the Company’s Board at the annual meeting of stockholders held on such date. In connection with his appointment and in recognition of the level of services to be provided by Mr. Shiebler in his capacity as Chairman during an undefined interim period following his assumption of the duties of Chairman, the Board resolved to provide the following compensation to Mr. Shiebler: $40,000 in cash for the first month of service, and $20,000 in cash for each month thereafter during such interim period; $1,200 per month for secretarial expenses to be incurred by him; and an option to purchase 100,000 shares of the Company’s common stock, vesting in equal amounts over four years, starting one year from the date of grant, at an exercise price of $2.23 per share.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	OXiGENE, Inc.
	By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer